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                                                                    Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Cox Communications, Inc. of our report dated February 9, 2000 (March 16, 2000 as to the second paragraph of Note 4 and to Note 19), appearing in the Annual Report on Form 10-K of Cox Communications, Inc. for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
-------------------------
Atlanta, Georgia
January 24, 2001